Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

BRAIN SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Units, each consisting of one share of Common Stock, par value $0.00001, per share and one Warrants each to purchase one share of Common Stock(1)	457(o)			$12,075,000	$92.70 per $1,000,000	$1,119.35
	Equity	Common Stock included as part of the Units (3)(4)	457(i)
	Equity	Warrants to purchase Common Stock included as part of the Units (4)(5)(6)(7)	(4) (6)
	Equity	Common Stock issuable upon exercise of the Warrants (3)(7)	457(o)			$12,075,000	$92.70 per $1,000,000	$1,119.35
	Equity	Representative’s Warrants(6)	457(g)
	Equity	Common Stock issuable upon exercise of Representative’s Warrants (8)	457(g)			$1,155,000	$92.70 per $1,000,000	$107.07
		Selling Stockholders Warrants (6)	457(g)
		Common Stock issuable upon exercise of Selling Stockholders Warrants (9)	457(c)			$2,230,731.23	$92.70 per $1,000,000	$206.78
		Common Stock Issuable Upon Conversion of Debentures by Selling Stockholders (10)	457(c)			$5,659,500	$92.70 per $1,000,000	$524.63
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$32,617,731.23
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due					$3,023.66

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes Common Stock to cover the exercise of the over-allotment option granted to the underwriter.
(3)	Pursuant to Rule 416 of the Securities Act, the shares of common stock registered hereby also includes an indeterminable number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(4)	No fee required pursuant to Rule 457(i) under the Securities Act.
(5)	Includes Common Stock which may be issued upon exercise of additional warrants which may be issued upon exercise of the over granted to the underwriter.
(6)	In accordance with Rule 457(g) under the Securities Act, because the Common Stock underlying the Warrants are registered he registration fee is required with respect to the Warrants registered hereby.
(7)	The warrants are exercisable at a per share price of 100% of the price per Unit in this offering.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants, or the Representative’s Warrants, are exercisable at a per share exercise price equal to 110% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares of common stock issuable upon exercise of the Representative’s Warrants is equal to 110% of $1,050,000 (which is equal to 10% of $10,500,000).
(9)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. In accordance with Rule 457(c) under the Securities Act, the aggregate offering price for the shares of common stock issuable upon exercise of the Selling Stockholders warrants to be sold by the Selling Stockholders is calculated based on the $0.11805 average of the high and low prices reported on the OTCQB for August 9, 2022.
(10)	In accordance with Rule 457(g) under the Securities Act, the aggregate offering price for the shares of common stock underlying the Debentures to be sold by the Selling Stockholders is calculated based on an assumed conversion price of $0.25 which is the higher of (i) the price at which the Debentures can be converted at today; and (ii) the $0.11805 average of the high and low prices reported on the OTCQB for August 9, 2022.